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                                                                     Ex-99.B16B

DELAWARE PREMIUM GLOBAL BOND
TOTAL RETURN PERFORMANCE
INCEPTION

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Initial Investment                                  $1,000.00
Beginning OFFER                                        $10.00
Initial Shares                                        100.000

  Fiscal        Beginning         Dividends        Reinvested        Cumulative
    Year           Shares        for Period            Shares            Shares
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
    1996          100.000            $0.120             1.166           101.166
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Ending Shares                                         101.166
Ending NAV                                      x      $10.55
                                                    ---------
Investment Return:                                  $1,067.30

Total Return Performance
------------------------
Investment Return                                   $1,067.30
Less Initial Investment                             $1,000.00
                                                    ---------
                                                       $67.30 / $1,000.00 x 100

Total Return:                                            6.73%